2,500,000 Shares

EMERALD ACQUISITION CORPORATION

Ordinary Shares

UNDERWRITING AGREEMENT

________, 2010

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA  92660

Ladies and Gentlemen:

Emerald Acquisition Corporation, a Cayman Islands corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Roth Capital Partners, LLC (the “Underwriter”) an aggregate of 2,500,000 authorized but unissued ordinary shares, (the “Underwritten Shares”) par value $0.001 per share, of the Company (the “Ordinary Shares”), and to grant the Underwriter the option to purchase an aggregate of up to 375,000 additional Ordinary Shares (the “Additional Shares”) as may be necessary to cover over-allotments made in connection with the offering.  The Underwritten Shares and Additional Shares are collectively referred to as the “Shares.”

The Company and the Underwriter hereby confirm their agreement as follows:

1.    Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-163278), including a preliminary prospectus, relating to the Shares and such amendments to the registration statement and prospectus included therein as may have been required to the date hereof.  The Company will file with the Commission either: (i) prior to effectiveness of such registration statement, a further amendment thereto, including a form of prospectus, and if required after effectiveness of such registration statement, a final prospectus in accordance with Rule 424(b) of the rules and regulations (“Rules and Regulations”) under the Securities Act of 1933, as amended (the “Act”); or (ii) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations.  Any such preliminary prospectus and any prospectus included in the registration statement at the time it becomes effective that omits information pursuant to Rule 430A of the Rules and Regulations, is referred to herein as a “preliminary prospectus”; such registration statement, as it may have been amended at the time when it becomes effective, including financial statements, exhibits and the information, if any, deemed to be a part of such registration statement by virtue of Rule 430A of the Rules and Regulations, is referred to herein as the “Registration Statement”; the preliminary prospectus that was included in the Registration Statement immediately prior to the time it became effective is referred to herein as the “Pricing Prospectus”; such final form of prospectus, in the form in which it was first filed pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is made, in the form included in the Registration Statement at the time it becomes effective, is referred to herein as the “Prospectus”; and, if applicable, any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.  If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

2.    Representations and Warranties of the Company Regarding the Offering.

(a)    The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof, as of the Closing Date (as defined in Section 5(c) below) and as of the Option Closing Date (as defined in Section 5(b) below), if any, except as otherwise indicated, as follows:

(i)    The Commission has not issued an order preventing or suspending the use of any preliminary prospectus or Issuer Free Writing Prospectus, if applicable, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened or contemplated by the Commission, and the Company has complied in all material respects with all requests by the Commission for additional information in connection therewith.  Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  At the date of this Agreement and at the date the Registration Statement becomes effective, the Registration Statement, and the Pricing Prospectus and Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the Rules and Regulations.   At the date of this Agreement, at the date the Registration Statement becomes effective, at the Closing Date and at any Option Closing date, if any, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  At the date of this Agreement and at the date the Registration Statement becomes effective, the Prospectus, as amended or supplemented, if applicable, will not include any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time that the Registration Statement became effective, the Pricing Prospectus did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement, each preliminary prospectus or Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(f) hereof.  The Registration Statement contains all exhibits and schedules required to be filed by the Act and the Rules and Regulations.

(ii)    The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than each preliminary prospectus or other materials permitted by the Act to be distributed by the Company.  The Company has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus”, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission.

(ii)    The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Act and the Rules and Regulations.  The consolidated financial statements of the Company set forth in the Registration Statement and Prospectus, together with the related notes thereto, present fairly the financial condition of the Company and its Consolidated Entities (as defined in Section 3(a)(i) below) as of the dates indicated and the results of operations and cash flows for the periods therein specified in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise stated therein).  The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The schedules set forth in the Registration Statement present fairly the information required to be stated therein in conformity with GAAP.  All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable.

(iv)    The Company had a reasonable basis for and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, each preliminary prospectus and the Prospectus.

(v)    All statistical or market-related data included or incorporated by reference in the Registration Statement, each preliminary prospectus or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(vi)    The Shares have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

(vii)    The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(viii)    The Company is not and, after giving effect to the offering and sale of the Shares as described in each preliminary prospectus and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(b)    Any certificate signed by any officer of the Company and delivered to the Underwriter or to the Underwriter’s counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3.    Representations and Warranties Regarding the Company.

(a)    The Company represents and warrants to, and agrees with, the Underwriter, as follows:

(i)    Each of the Company, its Subsidiaries (as defined in Section 3(a)(ii) below) and Shandong Longkang Juice Co., Ltd., a company incorporated under the laws of the People’s Republic of China (the “PRC”) (“Longkang”, and together with the Subsidiaries, the “Consolidated Entities”) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company, and its Consolidated Entities has the corporate power and authority to own or lease its properties and conduct its business as currently being carried on and as described in the Registration Statement, each preliminary prospectus, and the Prospectus and is duly qualified to do business as a foreign corporation in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts business so as to require such qualification and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Consolidated Entities, taken as a whole, or in its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

(ii)    The Company has no subsidiaries other than those subsidiaries set forth on Exhibit 21.1 of the Registration Statement (the “Subsidiaries”).

(iii)    The authorized, issued and outstanding capital stock of the Company conforms to the description thereof contained in the Pricing Prospectus and the Prospectus.  The issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and nonassessable.  The sale of the Shares by the Company has been duly authorized and after issuance of and payment for such Shares in accordance with this Agreement, such Shares will be validly issued, fully paid and nonassessable.  The Underwriters will acquire good and marketable title to the Shares to be sold by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or other claim, and the holders of Ordinary Shares are not entitled to any preemptive rights with respect to the Shares to be sold by the Company.  The issued and outstanding shares of the capital stock of each of the Subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially and of record, directly or indirectly, by the Company free and clear of all liens, claims or encumbrances whatsoever.  None of the outstanding shares of capital stock of the Company or any of its Subsidiaries was issued in violation of the preemptive or similar rights of any securityholder arising by operation of law, under the certificate of incorporation or by-laws of the Company or its Subsidiaries or under any agreement or obligation to which the Company or any of its Subsidiaries is a party or by which any of them are bound.

(iv)    Except as disclosed in each preliminary prospectus and the Prospectus and the financial statements of the Company and the related notes thereto included in each preliminary prospectus and the Prospectus, neither the Company nor any of its Subsidiaries has outstanding any options or warrants to purchase, any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations.  Except as described in the Registration Statement, each preliminary prospectus and Prospectus, there are no persons with registration rights or other similar rights to have any securities registered by the Company pursuant to the Registration Statement or otherwise registered by the Company under the Act.

(v)    Except as disclosed in each preliminary prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, each preliminary prospectus and the Prospectus, neither the Company nor any of its Consolidated Entities has incurred any liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), or entered into any transactions, not in the ordinary course of business, that are material to the Company or its Consolidated Entities taken as a whole, and there has not been any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, any material change in the capital stock, short-term debt or long-term debt of the Company, or any Material Adverse Effect.

(vi)    The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(vii)    The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any of its Consolidated Entities is subject, or by which any property or asset of the Company or any of its Consolidated Entities is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any of its Consolidated Entities is a party of by which any property or asset of the Company or any of its Consolidated Entities is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s or any of its Consolidated Entities’ certificate of incorporation, articles of associations, bylaws or other equivalent organizational or governing documents.

(viii)    Neither the Company nor any of its Consolidated Entities is in violation, breach or default under its certificate of incorporation, articles of associations, bylaws or other equivalent organizational or governing documents.

(ix)    All consents, approvals, orders, authorizations and filings required on the part of the Company and its Consolidated Entities in connection with the execution, delivery or performance of this Agreement have been obtained or made.

(x)    Each of the Company and its Consolidated Entities has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its Consolidated Entities has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company, such respective Consolidated Entity.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in each preliminary prospectus and the Prospectus, (A) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or any of its Consolidated Entities and (B) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or any of its Consolidated Entities.  The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(ix)    Since the respective dates as of which information is given in the Registration Statement, each preliminary prospectus or the Prospectus, (A) neither the Company nor any of its Consolidated Entities has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (C) there has not been any change in the capital stock of the Company or any of its Subsidiaries (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (D) there has not been any material change in the Company’s or any of its Consolidated Entities’ long-term or short-term debt, and (E) there has not been the occurrence of any Material Adverse Effect.

(xii)    There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its Consolidated Entities is a party or of which any property or assets of the Company or any of its Consolidated Entities is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(xiii)    Each of the Company and its Consolidated Entities holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business as currently being conducted and as described in the Registration Statement, and all such Permits are in full force and effect.

(xiv)    The Company, each of its Consolidated Entities have good and marketable title to all property (whether real or personal) described in the Registration Statement, each preliminary prospectus and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects.  The property, production base and land described in the Registration Statement, each preliminary prospectus and the Prospectus as held under lease or pursuant to land use rights by the Company, or the Consolidated Entities is held by them under valid, subsisting and enforceable leases or land use rights, as the case may be, with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or the Consolidated Entities.  The Company and/or the Consolidated Entities have valid ownership to the offices and manufacturing facilities built by any of them as described in the Registration Statement, and has obtained all Permits related to the construction therefore, if applicable.

(xv)    The Company and the Consolidated Entities own or possess or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and the Consolidated Entities, as currently carried on and as described in the Registration Statement, each preliminary prospectus and the Prospectus.  To the knowledge of the Company, no action or use by the Company or the Consolidated Entities will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others.  Neither the Company nor any Consolidated Entity has received any notice alleging any such infringement or fee.

(xvi)    The Company and each of the Consolidated Entities have complied with, are not in violation of, and have not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder, and (D) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder.

(xvii)    Neither the Company nor any of the Consolidated Entities, nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or the Consolidated Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xviii)    The Company and each Consolidated Entity carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries in the People’s Republic of China (the “PRC”).

(xix)    Each of the Company and its Consolidated Entities has complied with all applicable employment and labor laws with respect to its employees.  No labor dispute with the employees of the Company or any Consolidated Entity exists and no disputes with any principal supplier, manufacturer, customer or contractor of the Company or any Consolidated Entity or any of their employees, exists, or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xx)    Neither the Company nor any of the Consolidated Entities nor any other party is in violation, breach or default of any contract that is reasonably likely to result in a Material Adverse Effect.

(xxi)     No supplier, customer, distributor or sales agent of the Company, or its Consolidated Entities has notified the Company or such Consolidated Entity that it intends to discontinue or decrease the rate of business done with the Company or such Consolidated Entity.

(xxii)    There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriter or the sale of the Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriter’s compensation, as determined by FINRA.

(xxiii)    Except as disclosed in each preliminary prospectus and the Prospectus, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances  (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws; and neither the Company nor any Subsidiary is aware of any pending investigation that might lead to such a claim.

(xxiv)    The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (B) any FINRA member, or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12 month period prior to the date on which the Registration Statement was filed with the Commission or thereafter.

(xxv)    None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxvi)    No (A) officer or director of the Company or its Consolidated Entities, (B) owner of 5% or more of the Company’s unregistered securities or that of its Subsidiaries or (C) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Underwriter and its counsel if it becomes aware that any officer, director or stockholder of the Company or its Consolidated Entities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxvii)    Other than the Underwriter, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

4.    Representations and Warranties of the Company Regarding the PRC.

(a)    The Company represents and warrants to, and agrees with, the Underwriter, as of the date hereof and as of the Closing Date, as follows:

(i)    The Company owns all of the issued and outstanding capital stock of Merit Times International Limited, a British Virgin Islands corporation (“Merit Times”), which in turn owns all of the outstanding capital stock of Shandong MeKeFuBang Food Limited, a company incorporated under the laws of the PRC (“MeKeFuBang”).  On June 10, 2009, MeKeFuBang entered into a series of contractual agreements with Longkang, pursuant to which MeKeFuBang took over management of the business activities of Longkang and has the right to appoint all executives and senior members of the board of directors of Longkang.  MeKeFuBang and Longkang are collectively referred to hereinafter as the “PRC Entities.”

(ii)    The description of the corporate structure of the Company and the various contracts between the Company and any of the PRC Entities (each a “Corporate Structure Contract” and collectively, the “Corporate Structure Contracts”) as described in the Registration Statement, each preliminary prospectus and the Prospectus, is true and accurate and nothing has been omitted from such description which would make it misleading in any respect.  There is no other agreement, contract or other document relating to the corporate structure or the operation of the Company, its subsidiaries and the PRC entities which has not been previously disclosed or made available to the Underwriter and, to the extent material to the Company, disclosed in the Registration Statement, each preliminary prospectus  and the Prospectus.  Except for Merit Times and the PRC Entities, the Company does not presently own, control or have, directly or indirectly, any interest in any other corporation, partnership, joint venture, association, branch offices or other entity.

(iii)    (A) Each Corporate Structure Contract has been duly authorized, executed and delivered to the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms; (B) except as disclosed in the Registration Statement, each preliminary prospectus and the Prospectus, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto; and (C) each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach of or default in the performance of any of the terms or provisions of such Corporate Structure Contract.  There is no legal or governmental proceeding, inquiry or investigation pending against the Company, its subsidiaries, or the PRC Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts and, to the knowledge of the Company, no such proceeding, inquiry, or investigation is threatened or contemplated in any jurisdiction.

(iv)    Except for the Corporate Structure Contracts, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any equity interest in the PRC Entities, and there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of the PRC Entities.

(v)    Any previous restructuring (i.e. equity transfer) of the PRC Entities complied with the then-effective PRC laws and regulations.

(vi)    No dispute between any of the PRC Entities, Merit Times or the Company exists, or to the knowledge of the Company is imminent  that is reasonably likely to result in a Material Adverse Effect.

(vii)    Except as disclosed in the Registration Statement, each preliminary prospectus and the Prospectus, all filings and registrations with the PRC governmental authorities required in respect of each of the PRC Entities and its respective capital structure and operations, including without limitation, the registration with local divisions of the Ministry of Commerce, the State Administration of Foreign Exchange and tax bureau have been duly completed in accordance with the relevant PRC rules and regulations and neither of the PRC Entities has received any letter or notice from any relevant PRC government authority notifying it of revocation of any licenses or qualifications issued to it by any PRC government authority for non-compliance with the terms thereof or with applicable PRC laws, or the lack of compliance or remedial actions in respect of the activities carried out by each of the PRC Entities.

(viii)    Each of the PRC Entities has been duly established is validly existing as a company in good standing under the laws of the PRC, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, each preliminary prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification.  Each PRC Entity has applied for and obtained all requisite business licenses, approvals, consents, clearances and permits required under PRC law and regulations as necessary for the conduct of its businesses as currently being conducted and as described in the Registration Statement, and each PRC Entity has complied in all respects with all PRC laws and regulations in connection with foreign exchange, including without limitation, carrying out all relevant filings, registrations and applications for relevant permits with the relevant branch of the PRC State Administration of Foreign Exchange and any other relevant  authorities, and all such permits are validly subsisting and as to business licenses, clearances and permits subject to periodic renewal, the Company has no knowledge of any reasons related to each of the PRC Entities for which such requisite renewals will not be granted by the relevant PRC governmental authorities.  The registered capital stock of each PRC Entity has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance with PRC laws and regulations, and there is no outstanding capital contribution commitment for any PRC Entity.  With respect to any increase of registered capital, the relevant PRC Entity has duly filed the application documents with the competent PRC government authorities for approval.  The Establishment Documents of the PRC Entities have been duly approved in accordance with the laws of the PRC and are valid and enforceable.  The business scope specified in the Establishment Documents of each PRC Entity complies with the requirements of all relevant PRC laws and regulations.  Except as disclosed in the Registration Statement, each preliminary prospectus and the Prospectus, none of the PRC Entities is carrying out or has carried out any business activities that are beyond its business scope or the scope of the Permits.  The outstanding equity interests of each PRC Entity is owned of record by the respective entities or individuals identified as the registered holders thereof in the Registration Statement, each preliminary prospectus and the Prospectus, free of any charges, pledges, security or third party rights and there are no outstanding commitments made by the Company or its subsidiaries to sell any equity interest in any of the PRC Entities.

(ix)    With regard to employment and staff or labor, except as disclosed in the Registration Statement, each preliminary prospectus and the Prospectus, each of the PRC Entities are in compliance with all applicable PRC laws and regulations, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits or pensions.

(x)    All agreements to which each of the PRC Entities is a party are valid, enforceable and free of defaults on the part of all parties thereto.

(xi)    MeKeFuBang is not currently prohibited, directly or indirectly, from paying any dividends to the Company (or the Company’s subsidiary that holds the outstanding equity interests of MeKeFuBang). MeKeFuBang is not prohibited, directly or indirectly, from making any other distribution on such entity’s equity capital, from repaying to the Company any loans or advances to such PRC Entity from the Company or any of the Company’s subsidiaries.

(xii)    The choice of the laws of the State of New York as the governing law of this Agreement does not contravene the laws of the PRC.

(xiii)    None of the PRC Entities nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(xiv)    It is not necessary that this Agreement, the Registration Statement, each preliminary prospectus, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

(xv)    No transaction, stamp, capital or other issuance, registration, transaction, transfer, income, capital gains, withholding or other taxes or duties are payable by or on behalf of the Underwriter to the government of the PRC or to any political subdivision or taxing authority thereof or therein in connection with (A) the execution and delivery of this Agreement, (B) the issuance, sale and delivery of the Shares by the Company and the delivery of the Shares to or for the account of the Underwriter, (C) the purchase from the Company and the initial sale and delivery by the Underwriter of the Shares to purchasers thereof, or (D) the consummation of any other transaction contemplated in this Agreement.

(xvi)    The Company has taken all necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and option holders who are PRC residents with, any applicable rules and regulations of the PRC State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(xvii)    The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the PRC Ministry of Commerce, the PRC State Assets Supervision and Administration Commission, the PRC State Administration of Taxation, the PRC State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the PRC State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC.  The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice.  In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

(xviii)    The issuance and sale of the Shares, the listing and trading of the Shares on the Nasdaq Capital Market and the consummation of the transactions contemplated by this Agreement, the Registration Statement, each preliminary prospectus and the Prospectus are not and will not be, as of the date hereof and on the Closing Date, subject to the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8, and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(xix)    The Company has taken all necessary steps to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each shareholder, option holder, director, officer, employee and participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xx)    As of the date hereof, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Shares, the listing and trading of the Shares on the Nasdaq Capital Market, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, each preliminary prospectus or the Prospectus.

(xxi)    Each of the PRC Entities is in compliance with all requirements under all applicable PRC laws and regulations to qualify for their exemptions from enterprise income tax or other income tax benefits (the “Tax Benefits”) as described in the Registration Statement, each preliminary prospectus and the Prospectus, and the actual operations and business activities of each such PRC Entity are sufficient to meet the qualifications for the Tax Benefits.  No submissions made to any PRC government authority in connection with obtaining the Tax Benefits contained any misstatement or omission that would have affected the granting of the Tax Benefits.  No PRC Entity has received notice of any deficiency in its respective applications for the Tax Benefits, and the Company is not aware of any reason why any such PRC Entity might not qualify for, or be in compliance with the requirements for, the Tax Benefits.

(xxii)    All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by any PRC Entity as described in the Registration Statement, the Time of Disclosure Package and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(xxiii)    The entry into, and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriter to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriter be deemed to be resident, domiciled, carrying on business or subject to taxation through an establishment or place in the PRC or in breach of any laws or regulations of the PRC by reason of its execution, delivery, performance or enforcement of, or the consummation of any transaction contemplated by, this Agreement, the Registration Statement, each preliminary prospectus or the Prospectus.

(xxiv)    All descriptions in the Registration Statement, each preliminary prospectus and the Prospectus of PRC laws or regulations and contracts, documents and matters governed by or under PRC law are accurate in all material respects. The statements in the Registration Statement, the preliminary prospectus and the Prospectus under the headings “Risk Factors” “Dividend Policy,” “Corporate Structure and History,” and “Business” insofar as such statements constitute summaries of the laws or regulations of the PRC or documents governed by PRC law as of the date hereof, fairly present the information called for with respect to such legal matters and documents and fairly summarize matters referred to therein.

(xxv)    The application of the net proceeds from the Offering, as contemplated by the Registration Statement, each preliminary prospectus and the Prospectus, will not (A) contravene any provision of applicable PRC law, rule or regulation or the articles of association or any other constituent documents of any of the PRC Entities or (B) contravene the terms or provisions of, or constitute a default under, (1) any mortgage, loan agreement, lease or other agreement binding upon any of the PRC Entities, (2) any mortgage, loan agreement, lease or other agreement governed by PRC law by which the Company or any of the PRC Entities are bound or to which any of the properties or assets of any of the PRC Entities are subject or (3) any judgment, order or decree of any governmental body, agency or court in the PRC.

(xxvi)    The contribution to the PRC Entities of the proceeds from the sale of the Shares, subject however to customary and ordinary administrative approvals under the existing laws and regulations of the PRC, and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated thereby does not result in any violation of the provisions of the articles of association or any other constituent documents of the PRC Entities or any applicable laws and regulations of the PRC, including without limitation the New M&A Rules, of any governmental agency having jurisdiction over each of the PRC Entities or any of its properties.

(xxvii)    Except as disclosed in the Registration Statement, each preliminary prospectus and the Prospectus, none of the PRC Entities is in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

5.    Purchase, Sale and Delivery of Shares.

(a)    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Shares to the Underwriter, and the Underwriter agrees to purchase the Underwritten Shares.  The purchase price for each Underwritten Share shall be $_______ per share (the “Per Share Price”).

(b)    The Company hereby grants to the Underwriter the option to purchase some or all of the Additional Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase all or any portion of the Additional Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby.  The Over-Allotment may be exercised by the Underwriter at any time or times after the date hereof by written notice to the Company (the “Option Notice”) so long as the Option Notice is given not later than 45 days following the date of the Prospectus.  The Option Notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree.

(c)    Payment for the Shares that the Underwriter agrees to purchase hereunder shall be made to the Company by wire transfer of immediately available funds to the bank account designated by the Company at 7:00 a.m., Pacific Time, on ______ __, 2010, or at the time, date (not later than seven full business days thereafter) and place agreed upon by the Underwriter and the Company, against delivery to the Underwriter of the Shares in the form of certificates for the securities comprising the Shares or through the electronic DWAC facilities of the Company’s transfer agent.  The date and time of this payment and delivery are sometimes referred to below as the “Closing Date.”

(d)    The certificates for the Shares shall be registered in the name or names and shall be in the denominations the Underwriter shall designate at least one full business day prior to the Closing Date, in the case of the Shares, and at least one full business day prior to any Additional Closing Date, in the case of the Additional Shares.  The Company agrees to cause certificates for the Shares to be delivered pursuant to this Agreement at your offices, at the offices of The Depository Trust Company, New York, New York, or at such other places as may be designated by the Underwriter, and to be made available for checking and packaging at one of the above offices or such other places as may be designated by the Underwriter at least one full business day prior to the Closing Date in the case of the Shares, and at least one full business day prior to any Additional Closing Date, in the case of the Additional Shares.

6.    Covenants.

(a)    The Company covenants and agrees with the Underwriter as follows:

(i)    To use all reasonable efforts to bring about the effectiveness of the Registration Statement and not, at any time, whether before or after the effective date, to file any amendment to the Registration Statement or Prospectus or supplement thereto of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have objected or which is not in compliance in all material respects with the Act and the Rules and Regulations, and as soon as the Company is advised thereof, to advise the Underwriter and confirm this advice in writing (i) when the Registration Statement has become effective and (ii) of the issuance by the Commission or any state securities or “Blue Sky” commissioner or authority of any order suspending the effectiveness of the Registration Statement or any qualification of the Shares or prohibiting the sale of the Shares or the initiation or threatening of any proceedings for any such purpose.

(ii)    During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriter the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, each preliminary prospectus or the Prospectus, the Company shall furnish to the Underwriter for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(iii)    From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriter in writing of any proceedings to remove, suspend or terminate from listing or quotation the Ordinary Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.

(iv)    During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, each preliminary prospectus, the Registration Statement and the Prospectus.  If during such period any event occurs the result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, each preliminary prospectus ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriter or its counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, each preliminary prospectus) to comply with the Securities Act, the Company will promptly notify the Underwriter and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, each preliminary prospectus) so as to correct such statement or omission or effect such compliance.

(v)    The Company shall take or cause to be taken all necessary action to cause the Shares to be listed on the Nasdaq Capital Market and to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi)    The Company will furnish to the Underwriter and counsel for the Underwriter copies of the Registration Statement and each Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may from time to time reasonably request.

(vii)    The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(viii)    The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid  (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery of the Shares to the Underwriter, (B) all expenses and fees (including, without limitation, fees and disbursements made by the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, each preliminary prospectus, the Prospectus, and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and fees of counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, (F) Nasdaq Capital Market listing fees, (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein, and (H) upon the closing of the offering of the Underwritten Shares, the Underwriter’s out-of-pocket expenses incurred in connection with its services under this Agreement, including fees and disbursements of the Underwriter’s legal counsel, not to exceed $50,000, provided that any expense greater than $2,000 must be pre-approved and agreed to by the Company in writing.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 7 or Section 10, the Company will reimburse the Underwriter for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriter in connection with its investigation, preparing to market and marketing the Shares or in contemplation of performing its obligations hereunder.

(ix)    The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in each preliminary prospectus and in the Final Prospectus and in no event will any of such net proceeds be used by the Company to make any direct or indirect payments pursuant to the option agreement between Shandong MeKeFuBang Food Limited and the shareholders of Shandong Longkang Juice Co., Ltd. or otherwise to or for the direct or indirect benefit of such shareholders.

(x)    The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xi)    The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus”, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act.

(xii)    The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 180 days after the date hereof (“Lock-Up Period”), (A) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise; or (C) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.  The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, or (2) the issuance of Ordinary Shares upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus.  Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension in writing.

(b)    The Underwriter covenants and agrees with the Company as follows:

(i)    The Underwriter represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus”, as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act.

7.    Conditions of the Underwriter’s Obligations.  The obligations of the Underwriter hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)    If filing of the Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of each preliminary prospectus or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or the Underwriter for additional information (to be included in the Registration Statement, each preliminary prospectus, the Prospectus or otherwise) shall have been complied with to the Underwriter’s satisfaction.

(b)    FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)    The Underwriter shall not have determined, and advised the Company, that the Registration Statement, each preliminary prospectus or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Underwriter’s opinion, is material, or omits to state a fact which, in the Underwriter’s opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)    On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(e)    On the Closing Date, there shall have been furnished to the Underwriter the opinion of Anslow+Jaclin, LLP, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Schedule I.

(f)    On the Closing Date, there shall have been furnished to the Underwriter the opinion of Allbright Law Offices, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Schedule II.

(g)    On the Closing Date, there shall have been furnished to the Underwriter the opinion of the Company’s British Virgin Islands counsel, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Schedule III.

(h)    On the Closing Date, there shall have been furnished to the Underwriter the opinion of the Company’s Cayman Islands counsel, dated the Closing Date and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, to the effect set forth in Schedule IV.

(i)    The Underwriter shall have received a letter from Sherb & Co., LLP, on the date hereof and on the Closing Date addressed to the Underwriter, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each preliminary prospectus, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriter.

(j)    On or before the date hereof, the Underwriter shall have received duly executed “lock-up” agreements, in a form acceptable to the Underwriter, between the Underwriter and those persons set forth on Schedule V.

(k)    On the Closing Date, or the Option Closing Date, if any, there shall have been furnished to the Underwriter a certificate, dated the Closing Date, or the Option Closing Date, as the case may be, and addressed to the Underwriter, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)    The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, or the Option Closing Date, as the case may be;

(ii)    No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of each preliminary prospectus or the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)    There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date, or the Option Closing Date, as the case may be.

(l)    The Company shall have furnished to the Underwriter and counsel for the Underwriter such additional documents, certificates and evidence as the Underwriter or counsel for the Underwriter may have reasonably requested.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 6(a)(vii), Section 8 and Section 9 shall survive any such termination and remain in full force and effect.

8.    Indemnification and Contribution.

(a)    The Company agrees to indemnify, defend and hold harmless the Underwriter, its  affiliates, directors and officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, each preliminary prospectus, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, each preliminary prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof.

(b)    The Underwriter will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, each preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, each preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 8, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount of the Underwriter’s commissions referenced in Section 6(a) actually received by the Underwriter pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability that the Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)    For purposes of this Agreement, the Underwriter confirms, and the Company acknowledges, that there is no information concerning the Underwriter furnished in writing to the Company by the Underwriter specifically for preparation of or inclusion in the Registration Statement, each preliminary prospectus, the Prospectus, other than the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and each preliminary prospectus, only insofar as such statements relate to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriter.

9.    Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriter and the Company contained in Section 6(a)(vii) and Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriter hereunder.

10.    Termination of this Agreement.

(a)    The Underwriter shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or the Nasdaq Capital Market or trading in securities generally on the Nasdaq Capital Market, New York Stock Exchange or NYSE Amex shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Capital Market, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal, state or the PRC authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration by the United States or the PRC of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States, the PRC or other international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which, in each case described in this subsection (a), in the Underwriter’s judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 6(a)(vii) and Section 8 hereof shall at all times be effective and shall survive such termination.

(b)    If the Underwriter elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Underwriter by telephone, confirmed by letter.

11.    Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Roth, shall be mailed, delivered or telecopied to Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, CA 92660, telecopy number: (949) 720-7227, Attention:  Managing Director; and if to the Company, shall be mailed, delivered or telecopied to it at No. 48 South Qingshui Road. Laiyang City, Shandong 265200, People’s Republic of China, telecopy number: +86 (535) 7295-358, Attention: Secretary; or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.    Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 8.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriter.

13.    Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriter, and not on behalf of the Company.

14.    Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.    Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.    Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

EMERALD ACQUISITION CORPORATION

By:
Name:
Title:

Confirmed as of the date first above-
mentioned by the Underwriter.

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

SCHEDULE I

Company Opinions

1.           The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights or rights of first refusal arising (i) pursuant to the Agreement or any agreements filed as an exhibit to the Registration Statement or to any report filed under the Exchange Act (each such agreement, a “Material Contract”), or (ii) to our knowledge, otherwise.

2.           The Registration Statement has become effective under the Securities Act.  We have been orally advised by the Staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued, and to our knowledge, no proceedings for that purpose have been instituted or overtly threatened by the Commission.  Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

3.           The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each preliminary prospectus and the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act.

4.           No consent, approval, authorization or filing with or order of any U.S. Federal, State of New York court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except (i) such as have been made or obtained under the Securities Act and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by Roth in the manner contemplated in the Agreement and in the Final Prospectus (as to which we need express no opinion).

5.           The issue and sale of the Shares pursuant to the Agreement will not result in a breach or violation of (or constitute any event that with notice, lapse of time or both would result in a breach of violation of):  (i) any statute, rule, or regulation which, in our experience, is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, (ii) any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which we are aware, or (iii) any Material Contract.

6.           To our knowledge, except as set forth in each preliminary prospectus and the Prospectus, the Company is not a party to any written agreement granting any holders of securities of the Company rights to require the registration under the Securities Act of resales of such securities.

SCHEDULE II

China Opinions

1.
Each of the PRC Entities has been duly incorporated and is validly existing with limited liability under the PRC Laws as of the date of this opinion. Each PRC Entity has the enterprise legal person status.

2.
Each of the PRC Entities has sufficient corporate right, power and authority for it to own, use, lease and license its assets and conduct its business in the manner as currently being conducted and as described in the Registration Statement.  Each of the PRC Entities has obtained all Governmental Authorizations from, and completed all filings with, the Government Agencies that are necessary for it to own, use, lease and license its assets and conduct its business in the manner as currently being conducted and as described in the Registration Statement.  Such Governmental Authorizations contain no material burdensome restrictions that are not described in the Registration Statement.  To our best knowledge, each of the PRC Entities is in compliance with the provisions of all its Governmental Authorizations in all material aspects, and such PRC Entity has not received any notification of proceedings relating to, or has any reason to believe that any Governmental Agencies are considering, the modification, suspension or revocation of any such Governmental Authorizations.

3.
Each PRC Entity is in compliance with any and all applicable environmental laws in the PRC. There are no administrative, regulatory or judicial actions, demands, letters, claims, warnings, or notices of non-compliance or violation, investigation or proceedings relating to any environmental laws of the PRC against any PRC Entity.  There are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remedial measures, or an action, suit or proceeding by any private party or Governmental Agencies, against or affecting any  PRC Entity relating to hazardous materials or any environmental matters or any environmental laws. Each of the PRC Entities has received all permits, reports, licenses or other approval required of it under the applicable environmental laws in the PRC to conduct its businesses as currently being conducted and as described in the Registration Statement, and such PRC Entity is in compliance with all terms and conditions of any such environmental permit, license or approval.

4.
The registered capital of each PRC Entity has been fully paid up in accordance with the applicable PRC Laws and such PRC Entity’s articles of association.  The shareholding percentage and ownership structure of each PRC Entity as described in the Registration Statement are true and correct.  To our best knowledge, there is no security interest, mortgage, pledge, lien, encumbrance, claim, call option or any other third party right upon the registered capital or the equity interest of any PRC Entity, other than pledge on Longkang’s equity interests to MeKeFuBang pursuant to the Corporate Structure Contracts.

5.
The articles of association, approval certificate, business license, tax registration certificate, SAFE IC card, financial registration certificate and other Governmental Authorizations of each PRC Entity are in compliance with the requirements of the applicable PRC Laws and are in full force and effect.  Each PRC Entity has completed annual inspection for each of the aforesaid certificates, licenses and Governmental Authorizations, if required by the PRC Laws.  The operation duration of each PRC Entity is as follows: [          ].

6.
The ownership structure of each PRC Entity complies with the current PRC Laws; the establishment of each PRC Entity and any historical acquisition and/or transfer of equity interest of the PRC Entity (if any) complied with all PRC Laws.

7.
The business currently carried out by each PRC Entity (including those described in the Registration Statements) complies in all material aspects with the PRC Laws and its articles of association.  No Governmental Authorizations other than those already obtained is required under the PRC Laws for carrying out the business of each PRC Entity and for the ownership structure of each PRC Entity as described in the Registration Statement.

8.
None of the  PRC Entities is in breach or violation of or in default under (A) any PRC Laws, (B) any Governmental Authorizations granted by any Governmental Agencies in the PRC, (C) its articles of association, business licenses or other Governmental Authorizations, or (D) any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to us and governed by PRC laws to which such  PRC Entity is a party or by which it or any of its properties may be bound, except where such default would not have a Material Adverse Effect on the Company and the PRC Entities.

9.	Each PRC Entity has full power and authority to execute the contracts, agreements, and deeds to which it is a party and perform its obligations thereunder.

10.	There are no outstanding guarantees or contingent payment obligations of each PRC Entity in respect of the indebtedness of third parties.

11.
Each PRC Entity has valid leasehold interest in all lands, buildings and facilities used and leased by it; and all of the leases of such PRC Entity used in relation to its business and under which such PRC Entity holds properties are in full force and effect. To the best of our knowledge, each PRC Entity has not received notice of any material claim of any sort that has been asserted by anyone adverse to its rights under any of the leases mentioned above, or affecting or questioning the rights of such PRC Entity to the continued possession or use of the land, the buildings or the facilities held under any such lease. [If any PRC Entity owns any land use rights, then please state that such PRC Entity has obtained all necessary Governmental Authorizations for the use of land.]

12.
Each PRC Entity has obtained all the property ownership certificates in relation to all the properties and manufacturing facilities currently owned and used by it in relation to its business (including without limitation those described in the Registration Statement). Each PRC Entity has obtained all Governmental Authorizations for the construction of offices, towers and manufacturing facilities as described in the Registration Statement.  All the certificates obtained by the  PRC Entities in respect of the real estate property and manufacturing facilities used or owned by it are valid and in fill force and effect, free and clear of all liens, encumbrances, security interest, mortgage, pledge, equities or claims or any third-party right.

13.
Each PRC Entity has entered into an employment contract with each of its employees and such employment contracts are in compliance with the PRC Laws.  No labor dispute, or disturbance involving the employees of each PRC Entity, exists or is imminent or threatened. Each PRC Entity has complied in all material respects with all employment, labor and similar laws applicable to such PRC Entity and has paid insurance and welfare contributions for its employees as required under PRC Laws.

14.
There are no restrictions or limitations under PRC Laws on the ability of each PRC Entity to declare and pay dividends to its shareholder, nor any restriction or limitation on the ability of MeKeFuBang to convert such dividends into foreign currencies and remit such dividends out of the PRC to its offshore shareholders, subject to the payment of applicable taxes as described in the Registration Statement and the contribution to a reserve fund, employee bonus and welfare fund under PRC Laws.

15.
Each PRC Entity is not delinquent in the payment of any taxes due and there is no tax deficiency which might be assessed against it, and there is no material breach or violation by such PRC Entity of any applicable PRC tax law or regulation.  Each PRC Entity will not have any material PRC tax liability as a consequence of the Offering (as defined below) that has not been disclosed in the Registration Statement.

16.
Each PRC Entity has full, valid and clean title to, or otherwise has the legal right to use, all of the assets and intellectual property as currently being used by it, free and clear of all security interest, liens, encumbrances and third party rights.

Each  PRC Entity is not infringing, misappropriating or violating any intellectual property right of any third party in the PRC, and no intellectual property of such  PRC Entity is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such intellectual property in the PRC that would impair the validity or enforceability of such intellectual property, and none of the  PRC Entities has received any notice of any claim of infringement or conflict with any such rights of others.

All necessary filings and registrations required to be made by PRC Laws have been made with the competent Government Agencies in order to protect the intellectual property of the PRC Entities and such filings and registrations are still valid and effective and have not been revoked by the relevant PRC authorities.

17.
The Offering does not and will not result in a breach or violation of or constitute a default under (i) any provisions of the articles of association, business licenses or any Governmental Authorizations of any  PRC Entity; (ii) any applicable PRC Laws, (iii) to our best knowledge, any agreement, contracts or instrument to which any  PRC Entity is a party or which is binding on it or any of its assets; or (iv) to our best knowledge, any effective arbitration award or judgment, order or decree given to any  PRC Entity by any court or arbitration tribune of the PRC having jurisdiction over such  PRC Entity.

18.	There are no legal, arbitration or governmental proceedings in progress or pending in the PRC to which any PRC Entity is a party or of which any property of such PRC Entity is the subject.

19.
No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, any  PRC Entity or the underwriters of the Company to the competent Chinese Government Agency, except as disclosed in the Registration Statement, in connection with the (A) the Offering, (B)  the sale and delivery by the Company of the ordinary shares to or for the accounts of the underwriters in the manner contemplated in the Underwriting Agreement.

20.
The statements in the Registration Statement, insofar as such statements constitute matters of the PRC Laws and summaries of legal matters, contracts or proceedings referred to therein, to the extent governed by the PRC Laws, are true and correct and fairly present the matters referred to therein, and such statements did not contain and do not contain any untrue or incorrect statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements, in the light of the circumstances under which they were made, not misleading.

21.
Each of the PRC Entities has not taken any corporate action, nor is there any legal proceedings commenced against it, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for the suspension, withdrawal, revocation or cancellation of any of the Governmental Authorizations.

22.
There is no action, suit, proceeding (legal or administrative), claim, arbitration, investigation or audit pending or threatened against any  PRC Entity, any of its assets or properties or any of its directors and officers (in their capacities as such). There is no judgment, decree or order against any PRC Entity that could reasonably be expected to prevent, alter or materially delay the Offering or that would have or could reasonably be expected to have a Material Adverse Effect.

23.
Each of the entities or natural persons holding any shares or other securities of the Company, directly or indirectly, immediately before the Offering has fully complied with, or is not subject to, the Notice on Issues Relating to Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies issued on October 21, 2005 by SAFE and any implementing rules and guidelines related thereto, to the extent that such entity or natural person is a PRC resident.

24.
On August 8, 2006, six PRC Government Agencies, namely, the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rules”), which became effective on September 8, 2006.  The New M&A Rules purport, among other things, to require offshore special purpose vehicles formed for the purpose of overseas listing of the equity interests in PRC companies and controlled directly or indirectly by PRC companies and/or PRC individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges.  On September 21, 2006, pursuant to the New M&A Rules and other PRC Laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (the “Related Clarifications”), including a list of application materials regarding the listing on overseas stock exchange by special purpose vehicles.  Based on our understanding of current PRC Laws as of the date hereof, we believe that the Company is not a special purpose vehicle, therefore the Company is not required to obtain the approval of the CSRC or any other Government Agencies in the PRC in connection with the Offering under the New M&A Rules.

SCHEDULE III

British Virgin Islands Opinions

1.           The Company is duly incorporated and validly existing under British Virgin Islands law;

2.           All the issued shares of the Company are legally owned by Emerald Acquisition Corporation and there are no outstanding securities exercisable for or convertible into shares in the Company;

3.           There are no legal proceedings pending in the British Virgin Islands by or against the Company; and

4.           To the best of our knowledge, the Company has not taken any action nor have any steps been taken or legal proceedings been commenced for the winding up, dissolution or liquidation of the Company.

SCHEDULE IV

Cayman Islands Opinions

1.           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with the requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business, as described in the Registration Statement, each preliminary prospectus and the Final Prospectus.

2.           The issuance of the Shares has been duly authorized and, when issued in accordance with the Agreement and paid for by you pursuant to the Agreement, the Shares will be duly and validly issued, fully paid and non-assessable.

3.           The holders of outstanding shares of capital stock of the Company are not entitled to preemptive rights or rights of first refusal arising (i) by operation of the Company’s certificate of incorporation or bylaws (collectively, the “Company Governing Documents”), or (ii) to our knowledge, otherwise.

4.           The statements in each preliminary prospectus and the Prospectus under the under the headings “Description of Capital Stock” and in the Registration Statement in Part II, Item 14, insofar as such statements purport to summarize legal matters, agreements or documents discussed therein, fairly summarize such legal matters, agreements or documents, in all material respects.

5.           The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

6.           No consent, approval, authorization or filing with or order of any Cayman Islands court or governmental agency or body having jurisdiction over the Company is required for the consummation by the Company of the transactions contemplated by the Agreement, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by Roth in the manner contemplated in the Agreement and in the Final Prospectus (as to which we need express no opinion).

7.           The issue and sale of the Shares pursuant to the Agreement will not result in a breach or violation of (or constitute any event that with notice, lapse of time or both would result in a breach of violation of):  (i) the Company Governing Documents, (ii) any Colorado statute, rule, or regulation which, in our experience, is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company, or (iii) any order, writ, judgment, injunction, decree, or award that has been entered against the Company and of which we are aware.

SCHEDULE V

Persons to be Subject to Lock-Up Agreements

[To be provided]